CHINA YOUTH MEDIA, INC.
STOCK OPTION AND RESTRICTED STOCK PLAN,
AS AMENDED

1.        PURPOSE OF THE PLAN

            The purpose of this Stock Option and Restricted Stock Plan (this "Plan") is to advance the interests of China Youth Media, Inc. (the "Company") and its subsidiaries by providing to key employees of the Company and its subsidiaries who have substantial responsibility for the direction and management of the Company, as well as certain directors and consultants of the Company, additional incentives, to the extent permitted by law, to exert their best efforts on behalf of the Company, to increase their proprietary interest in the success of the Company, to reward outstanding performance and to provide a means to attract and retain persons of outstanding ability to the service of the Company. It is recognized that the Company cannot attract or retain these individuals without this compensation. Options granted under this Plan may qualify as incentive stock options ("ISOs"), as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

2.         ADMINISTRATION

            This Plan shall be administered by a committee (the "Committee") comprised of at least two (2) members of the Company's Board of Directors ("Board") who each shall (a) be a "non-employee director," as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, unless administration of the Plan by "non-employee directors" is not then required for transactions under the Plan to be exempt from the requirements of Rule 16b, and (b) be an "outside director" as defined under Section 162(m) of the Code, unless the action taken pursuant to the Plan is not required to be taken by "outside directors" to qualify for tax deductibility under Section 162(m) of the Code. The Committee shall interpret this Plan and, to the extent and in the manner contemplated herein, shall exercise the discretion reserved to it hereunder. The Committee may prescribe, amend and rescind rules and regulations relating to this Plan and to make all other determinations necessary for its administration. The decision of the Committee on any  interpretation  of this Plan or administration hereof, if in compliance with the provisions of the Act and regulations promulgated thereunder, shall be final and binding with respect to the Company, any optionee, warrant holder or any person claiming to have rights as, or on behalf of, any optionee or warrant holder.

3.         SHARES SUBJECT TO THE PLAN

            The shares subject to option, warrant grant and the other provisions of this Plan shall be shares of the Company's common stock, par value $0.001 per share (“shares”). Subject to the provisions hereof concerning adjustment, the maximum aggregate number of shares of common stock that may be issued under this Plan shall be fifty million (50,000,000) shares. Shares of common stock issued under the Plan may be either authorized but unissued shares or shares held in the Company’s treasury.

            To the extent that any award involving the issuance of shares of common stock is forfeited, cancelled, returned to the Company for failure to satisfy vesting requirements or other conditions of the award, or otherwise terminates without an issuance of shares of common stock being made thereunder, the shares of common stock covered thereby will no longer be counted against the maximum share limitations and may again be made subject to awards under the Plan pursuant to such limitations.”

4.         PARTICIPANTS

            (A)       Key Employees, Directors and Consultants. The Committee shall determine and designate from time to time those key employees, directors and consultants of the Company and its subsidiaries who shall be eligible to participate in this Plan. The Committee shall also determine the number of shares to be offered from time to time to each participant, either pursuant to an option, pursuant to a warrant or pursuant to an award of restricted stock, or either. In making these determinations, the Committee shall take into account the past service of each such key employee, director or consultant to the Company and its subsidiaries, the present and potential contributions of such key employee, director or consultant to the success of the Company and its subsidiaries and such other factors as the Committee shall deem relevant in connection with  accomplishing the purposes of this Plan. The agreement documenting the award of any option, warrant or restricted stock granted pursuant to this Plan shall contain such terms and conditions as the Committee shall deem advisable, including but not limited to being vested or exercisable, as the case may be, only in such installments as the Committee may determine.

            (B)       Award Agreements. All options, warrants and restricted stock granted under the Plan will be evidenced by an agreement. Agreements evidencing awards made to different participants or at different times need not contain similar provisions. Options that are intended to be ISOs will be designated as such; any option not so designated will be treated as a nonqualified stock option.

5.         OPTION/WARRANT PRICE

            Each agreement representing an award of options or warrants shall state the price at which the subject option or warrant may be exercised, which shall not be less than the current fair market value of the shares at the date of issuance of an option or warrant; provided, however, that the exercise price of any option that is intended to be an ISO and that is granted to a holder of 10% or more of the Company's shares shall not be less than 110% of such current fair market value. For purposes of this Plan, the fair market value of any Share as of any date shall be the average of the high and low trading prices of the shares on that date.

6.         OPTION/WARRANT PERIOD

                Each agreement representing an award of options or warrants shall state the period or periods of time at and within which the subject option or warrant may be exercised, in whole or in part, by the optionee or warrant holder, which shall be such period or periods as may be determined by the Committee; provided, however, that the option or warrant period shall not exceed ten years from the date of issuance of the option or warrant and, in the case of an option that is intended to be an ISO and that is granted to a holder of 10% or more of the Company's shares, shall not exceed five years. Unless specifically provided otherwise in an agreement evidencing the award of options, any option awarded to a participant shall become exercisable over four years, with 25% of the option becoming exercisable on each of the first four anniversaries of the date of the award.

7.         PAYMENT FOR SHARES

            Payment for shares acquired pursuant to an option or warrant shall be made in the manner set forth in the award agreement, which unless otherwise provided by the Committee, may include: (i) in cash or by cash equivalent acceptable to the Committee, (ii) by payment in shares of common stock underlying the option or warrant being exercised valued at the fair market value of such shares on the date of exercise, (iii) to the extent permitted by law, through an open-market, broker-assisted sales transaction pursuant to which the Company is promptly delivered the amount of proceeds necessary to satisfy the exercise price, (iv) by a combination of the methods described above or (v) by such other method as may be approved by the Committee and set forth in the award agreement.

8.         RESTRICTED STOCK

            Each agreement representing an award of restricted stock shall state the number of shares subject to the award and the terms and conditions pursuant to which the recipient of the award shall acquire a nonforfeitable right to the shares awarded as restricted stock. Unless specifically provided otherwise in an agreement evidencing the award of restricted stock, a participant shall acquire a nonforfeitable right to the shares subject to the award over four years, with 25% of the restricted stock becoming vested on each of the first four anniversaries of the date of the award, and shares that are not vested upon a participant's termination of employment with, or cessation of providing services to, the Company shall be forfeited.

9.         TRANSFERABILITY OF OPTIONS, WARRANTS AND RESTRICTED STOCK

            Options, warrants and restricted stock shall not be transferable other than to the spouse or lineal descendants (including adopted children) of the participant, any trust for the benefit of the participant or the benefit of the spouse or lineal descendants (including adopted children) of the participant, or the guardian or conservator of the participant ("Permitted Transferees").

10.       TERMINATION OF OPTIONS, WARRANTS AND RESTRICTED STOCK AWARDS

            All rights to exercise options and warrants shall terminate ninety (90) days after any optionee or warrant holder ceases to be a director of the Company or a key employee or consultant of the Company and any of its subsidiaries, and no options or warrants will vest after an optionee's or warrant  holder's termination date. Notwithstanding the foregoing, however, if an optionee's or warrant holder's service as a director of the Company or key employee or consultant terminates as a result of the optionee's or warrant holder's death or his total and permanent disability, the optionee or warrant holder or the executors or administrators or legatees or distributees of the estate, as the case may be and to the extent they are Permitted Transferees, shall have the right, from time to time within one year after the optionee's or warrant holder's total and permanent disability or death and prior to the expiration of the term of the option or warrant, to exercise any portion of the option or warrant not previously exercised, in whole or in part, as provided in the respective agreement evidencing the award of the options or warrants. A participant's rights to shares awarded as restricted stock shall, under all circumstances, be set forth in the agreement evidencing the award of restricted stock.

11.       EFFECT OF CHANGE IN STOCK SUBJECT TO THE PLAN

            Subject to any required action by the shareholders of the Company and the provisions of applicable corporate law, the number of shares represented by the unexercised portion of an option or warrant, the number of shares that has been authorized or reserved for issuance hereunder, and the number of Shares covered by any applicable vesting schedule hereunder, as well as the exercise price for a share represented by the unexercised portion of an option or warrant, shall be proportionately adjusted for (a) a division, combination or reclassification of any of the shares of common stock of the Company or (b) a dividend payable in shares of common stock of the Company.

12.       GENERAL RESTRICTION

            Each award shall be subject to the requirement that, if at any time the Board shall determine, at its discretion, that the listing, registration or qualification of the shares subject to such option or warrant upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such award or the issue or purchase of the shares thereunder, such option or warrant may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company. Subject to the limitations of paragraph 6, no option or warrant shall expire during any period when exercise of such option or warrant has been prohibited by the Board, but shall be extended for such further period so as to afford the optionee or warrant holder a reasonable opportunity to exercise his option or warrant.

13.       MISCELLANEOUS PROVISIONS

            (A)       No optionee or warrant holder shall have rights as a shareholder with respect to shares covered by his option or warrant until the date of exercise of his option or warrant.

            (B)       The granting of any award under the Plan shall not impose upon the Company any obligation to appoint or to continue to appoint as a director, key employee or consultant any participant, and the right of the Company and its subsidiaries to terminate the employment of any key employee or other employee or consultant, or service of any director, shall not be diminished or affected by reason of the fact that an award has been made under the Plan to such participant.

            (C)       Awards under the Plan shall be evidenced by award agreements in such form and subject to the terms and conditions of this Plan as the Committee shall approve from time to time, consistent with the provisions of this Plan. Such award agreements may contain such other provisions, as the Committee in its discretion may deem advisable. In the case of any discrepancy between the terms of the Plan and the terms of any award agreement, the Plan provisions shall control.

            (D)       The aggregate fair market value (determined as of the date of issuance of an option) of the Shares with respect to which an option, or portion thereof, intended to be an ISO is exercisable for the first time by any optionee during any calendar year (under all incentive stock option plans of the Company and subsidiary corporations) shall not exceed $100,000.

            (E)       All awards under this Plan shall be made within ten years from the earlier of the date of adoption of this Plan (or any amendment thereto requiring shareholder approval pursuant to the Code) or the date this Plan (or any amendment thereto requiring shareholder approval pursuant to the Code) is approved by the shareholders of the Company.

            (F)        A leave of absence granted to an employee does not constitute an interruption in continuous employment for purposes of this Plan as long as the leave of absence does not extend beyond one year.

            (G)       Any notices given in writing shall be deemed given if delivered in person or by certified mail; if given to the Company addressed to Corporate Secretary, China Youth Media, Inc., 4143 Glencoe Avenue, Marina Del Rey, California 90292; and, if to an optionee or warrant holder, in care of the optionee or warrant holder at his or her last known address.

            (H)       This Plan and all actions taken by those acting under this Plan shall be governed by the substantive laws of Delaware without regard to any rules regarding conflict-of-law or choice-of-law.

            (I)        All costs and expenses incurred in the operation and administration of this Plan shall be borne by the Company.

14.       AMENDMENT AND TERMINATION

            The Board may modify, revise or terminate this Plan at any time and from time to time, subject to such supermajority voting requirements as may be contained in the Company's certificate of incorporation or by-laws. While the Board may seek shareholder approval of an action modifying a provision of the Plan where it is determined that such shareholder approval is advisable under the provisions of applicable law, the Board of Directors shall be permitted to make any modification or revision to any provision of this Plan without shareholder approval. This Plan shall terminate when all Shares reserved for issuance hereunder have been issued upon the exercise of options or warrants and all restricted stock awards have fully vested, or by action of the Board of Directors pursuant to this paragraph, whichever shall first occur.

15.       EFFECTIVE DATE OF THE PLAN

            The Plan shall become effective upon the adoption by the Board.